EXHIBIT 99.7

REVOCABLE PROXY

SAFENET, INC.
4690 MILLENNIUM DRIVE
BELCAMP, MARYLAND 21017

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [       ], 2004 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The undersigned hereby constitutes and appoints Anthony A. Caputo and Carole D. Argo, or either one of them acting in the absence of the other, with full power and substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of Stockholders (the “Special Meeting”) of SafeNet, Inc. (“SafeNet”) to be held at the offices of Venable LLP located at 2 Hopkins Plaza, Suite 1800, Baltimore, Maryland 21201 on [      ], 2004 at 1:00 p.m., Eastern Time, and at any adjournment or postponement of said meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of SafeNet called for [      ], 2004 and a Proxy Statement/Prospectus. Said proxies are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

1.	To approve the issuance of SafeNet common stock pursuant to the Agreement and Plan of Reorganization, dated as of October 22, 2003, among SafeNet, Ravens Acquisition Corp., a wholly owned subsidiary of SafeNet, and Rainbow Technologies, Inc.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.	To increase the number of shares of SafeNet common stock available for issuance under SafeNet’s 2001 Omnibus Stock Plan from 2,100,000 shares to 3,000,000 shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	To vote, in their discretion, upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Meeting, management of SafeNet is not aware of any other matters that should come before the Special Meeting.

(Continued and to be signed and dated on reverse side)

(Continued from reverse side)

     The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of SafeNet, Inc. called for [      ], 2004 and a Proxy Statement/Prospectus prior to signing this proxy.

[   ] I PLAN TO ATTEND THE [      ], 2004 SPECIAL MEETING OF STOCKHOLDERS.

Dated: ____________________________ , 2004

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SIGNATURE

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TITLE

Note: Please sign exactly as your name appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.